Exhibit 4.3

UNITY BIOTECHNOLOGY, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

March 15, 2018

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TABLE OF CONTENTS (continued)		Page
5.11	Jurisdiction; Venue	23
5.12	Further Assurances	23
5.13	Termination Upon a Deemed Liquidation Event	23
5.14	Conflict	23
5.15	Attorneys’ Fees	23
5.16	Aggregation of Stock	24
5.17	Amendment and Restatement of Prior Rights Agreement	24
5.18	Jury Trial	24

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UNITY BIOTECHNOLOGY, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is dated as of March 15, 2018, and is between Unity Biotechnology, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A (each, an “Investor” and collectively, the “Investors”).

RECITALS

The Company and certain of the Investors are parties to that certain Amended and Restated Investors’ Rights Agreement dated as of October 14, 2016 (as amended, the “Prior Rights Agreement”).

The Company proposes to sell shares of the Company’s Series C Preferred Stock to certain Investors pursuant to the Series C Preferred Stock Purchase Agreement of even date herewith (as may be amended from time to time, the “Purchase Agreement”) and it is a condition to the sale of the Series C Preferred Stock that the parties to the Prior Rights Agreement amend and restate the Prior Rights Agreement.

In consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound thereby, the parties hereto hereby agree as follows:

SECTION 1

DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment advisor with, such Person.

(b) “Certificate of Incorporation” means the Company’s amended and restated certificate of incorporation, as may be amended and/or amended and restated from time to time.

(c) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(d) “Common Stock” means the Common Stock of the Company.

(e) “Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, or the Series C Preferred Stock.

(f) “Deemed Liquidation Event” shall have the meaning set forth in the Certificate of Incorporation.

(g) “Enforcement Action” means any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(i) “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 5.4 of this Agreement.

(j) “Indemnified Party” shall have the meaning set forth in Section 2.6(c).

(k) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c).

(l) “Initial Closing” shall have the meaning set forth in the Purchase Agreement.

(m) “Initial Public Offering” shall mean the Company’s first bona fide firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of the Company’s Common Stock.

(n) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold at least a majority of the outstanding Registrable Securities.

(o) “Investor Directors” shall have the meaning set forth in the Voting Agreement.

(p) “Investors” shall mean the purchasers of Preferred Stock set forth on Exhibit A.

(q) “New Securities” shall have the meaning set forth in Section 4.1(a).

(r) “Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(s) “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), (including shares of Common Stock issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with respect to which registration rights have been granted.

(t) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(u) “Preferred Stock” means shares of the Company’s preferred stock, par value $0.0001 per share, including the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

(v) “Purchase Agreement” shall have the meaning set forth in the Recitals.

(w) “Recapitalization” shall have the meaning set forth in the Certificate of Incorporation.

(x) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement, or any shares for which registration rights have terminated pursuant to Section 2.13.

(y) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(z) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders (not to exceed $75,000), blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(aa) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(b).

(bb) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(cc) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(dd) “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(ee) “Right of First Refusal and Co-Sale Agreement” shall mean that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of even date herewith, by and between the Company and the investors party thereto.

(ff) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(gg) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders of up to $75,000 included in Registration Expenses).

(hh) “Series A Preferred Stock” shall mean the shares of Series A-1 Preferred Stock of the Company and the shares of Series A-2 Preferred Stock of the Company.

(ii) “Series B Preferred Stock” shall mean the shares of Series B Preferred Stock of the Company.

(jj) “Series C Preferred Stock” shall mean the shares of Series C Preferred Stock of the Company.

(kk) “Shares” shall mean shares of the Company’s Series A Preferred Stock, shares of the Company’s Series B Preferred Stock and shares of the Company’s Series C Preferred Stock.

(ll) “Significant Holder” shall mean a Holder that holds at least 1,500,000 Shares and/or Conversion Stock (as may be adjusted for Recapitalizations).

(mm) “Voting Agreement” shall mean that certain Amended and Restated Voting Agreement, dated as of even date herewith, by and between the Company, the founders and the investors party thereto,

(nn) “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

SECTION 2

REGISTRATION RIGHTS

2.1 Requested Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of by such Initiating Holders), the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of (A) the five (5) year anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated);

(ii) If the Initiating Holders propose to sell Registrable Securities and such other securities (if any) with aggregate proceeds (before deductions of underwriters’ commissions and expenses) which are less than $10,000,000;

(iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv) After the Company has initiated two (2) such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);

(v) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing or submission, as the case may be, of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(vi) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3;

(vii) If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by Company; or

(viii) If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (b)(vii) above to firmly underwrite the offer.

(c) Deferral. If (i) in the good faith judgment of the board of directors of the Company, the filing of a registration statement covering the Registrable Securities would be detrimental to the Company and the board of directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the board of directors of the Company, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

(d) Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.

(e) Underwriting. The right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in an underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; (ii) second, to the Other Selling Stockholders; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and other Selling Stockholders requesting additional inclusion, as set forth above.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Sections 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, the Other Selling Stockholders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion and (iii) third, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

For purposes Section 2.1, unless such registration is for the Company’s Initial Public Offering, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in this Section 2.2(b), fewer than thirty percent (30%) of the total number of Registrable Securities that the Initiating Holders have requested to be included in such registration statement are actually included.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. After its Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities that, in the aggregate, hold at least 3,000,000 shares of Registrable Securities (as may be adjusted for Recapitalizations) a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and 2.1(a)(ii).

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iv) or 2.1(b)(vi);

(ii) If the Holders propose to sell Registrable Securities and such other securities (if any) with aggregate proceeds (before deductions of underwriters’ commissions and expenses) which are less than $10,000,000;

(iii) During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing or submission, as the case may be, of, and ending on a date ninety (90) days after the effective date of, a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;; or

(iv) If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company (including the expense, not to exceed $75,000, of one special counsel to the selling Holders); provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided further that if, at the time of such withdrawal, the Holders (i) shall have learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Holders at the time of their request or could not have been reasonably known given the prior communication or information provided by the Company to the Holders and (ii) have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a) Keep such registration effective for a period ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c) Notify each seller of Registrable Securities covered by such registration statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(d) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(e) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(i) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, members, stockholders and partners, legal counsel, accountants and investment advisors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel, accountants and investment advisors and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel, accountants or investment advisors, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will (severally and not jointly), if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the proceeds from the offering received by such Holder (net of Selling Expenses), except in the case of fraud or willful misconduct by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Holder will be required under this Section 2.6(d) to contribute any amount in excess of the difference between (i) the proceeds from the offering received by such Holder (net of Selling Expenses) and (ii) any amounts paid or payable by such Holder pursuant to Section 2.6(b), except in the case of fraud or willful misconduct by such Holder. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Restrictions on Transfer.

(a) The holder of each certificate representing Registrable Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, and:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with the registration statement; or

(ii) The Holder shall have given prior written notice to the Company of the Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, the Holder shall have furnished the Company, at the Holder’s expense, with (i) an opinion of counsel reasonably satisfactory to the Company to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that, in the case of clause (y), each transferee agrees in writing to be subject to the terms of this Section 2.8.

(b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN AN AMENDED AND RESTATED VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(c) The first legend referring to federal and state securities laws identified in Section 2.8(b) stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to the Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of Restricted Securities if (i) those securities are registered under the Securities Act, or (ii) the holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of those securities may be made without registration or qualification.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement. Each Holder shall not, without the prior written consent of the managing underwriter, sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the period from the filing of the registration statement for the Company’s Initial Public Offering through the end of the 180-day period following the effective date of the registration statement (or such other longer period as may be required by an underwriter to accommodate applicable regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), provided that: all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. Subject to customary shareholding thresholds, any discretionary waiver or termination of the restrictions of any or all of such market stand-off agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements, and the Company shall use its reasonable efforts to obtain from the managing underwriter(s) a provision in such market stand-off agreements. The obligations described in this Section 2.10 shall only apply to the Initial Public Offering and shall not apply to any shares acquired in the Initial Public Offering or in the open market following the Initial Public Offering (except, in the case of officers or directors of the Company, as may be required to comply with NASD, FINRA or other applicable laws or regulations). The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(b) with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Each Holder agrees to execute a market stand-off agreement with said underwriters in customary form substantially consistent with the provisions of this Section 2.10.

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding at least sixty percent (60%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights, other than rights to registration on Form S-3 or rights to include shares in a Company registration on terms which are no more favorable than the registration rights granted to the Holders hereunder.

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s first registered public offering of Common Stock, on which date all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1), (ii) five (5) years after the closing of the Company’s Initial Public Offering, and (iii) upon a Deemed Liquidation Event.

SECTION 3

COVENANTS OF THE COMPANY

The Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information and Inspection Rights.

(a) Basic Financial Information. The Company will furnish the following reports to each Significant Holder:

(i) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied and audited by an accounting firm acceptable to the Company’s board of directors.

(ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, (A) an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and (B) unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments, and (C) a current capitalization table.

(iii) At least thirty (30) days prior to the beginning of each fiscal year, an annual budget and operating plan for such fiscal year, in each case as approved by the Company’s board of directors.

(iv) Such other information relating to the financial condition, business, prospects or corporate affairs of the Company as any Significant Holder may from time to time reasonably request, including capitalization tables following any material change in the capitalization or holdings of the Company; provided, however, that the Company shall not be obligated under this subsection (iv) or any other subsection of Section 3.1to provide information that (A) it deems in good faith to be a trade secret or similar confidential information or (B) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(b) Inspection. The Company shall permit each Significant Holder, at such Significant Holder’s expense, to visit and inspect the Company’s properties, examine its books of account and records, and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Significant Holder; provided, however, that the Company shall not be obligated pursuant to this Section 3.1(b) to provide access to any Significant Holder on more than two occasions in any 12 month period and provided, further, that the Company shall not be obligated pursuant to this Section 3.1(b) to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.2 Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company). The Company shall not be required to comply with any information rights of Section 3 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor. Each Holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys, accountants and investment advisors), except that such Holder may disclose such proprietary or confidential information (i) to any Affiliate, partner, limited partner, prospective limited partner, subsidiary or parent of such Holder as long as such Affiliate, partner, limited partner, prospective limited partner, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.2 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Holder; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Holder or its agents independently of and without reference to any confidential information communicated by the Company; or (v) as required by applicable law.

3.3 Insurance. The Company shall use its commercially reasonable efforts to obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance, in an amount and on terms and conditions satisfactory to the board of directors of the Company, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the board of directors of the Company determines that such insurance should be discontinued.

3.4 Employee Stock. Unless otherwise approved by the board of directors of the Company, including at least a majority of the Investor Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Section 2.10. In addition, unless otherwise approved by the board of directors of the Company, including at least a majority of the Investor Directors, the Company shall retain a “right of first refusal” on employee transfers until the Company’s Initial Public Offering and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

3.5 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the board of directors of the Company as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

3.6 Expenses of Counsel. In the event of a transaction which is a Sale of the Company (as defined in the Voting Agreement), the reasonable fees and disbursements of one counsel for the Significant Holders (“Investor Counsel”), in their capacities as stockholders, shall be borne and paid by the Company up to a maximum of $75,000. Upon receipt of a term sheet, letter of intent, memorandum of understanding, or similar written instrument, describing a transaction which, based on the parties involved, consideration to be received and reasonable likelihood of consummation would constitute a Sale of the Company, the Company shall use its reasonable commercial efforts to obtain the ability to share with the Investor Counsel (and such counsel’s clients) within a reasonable period following receipt of such term sheet, letter of intent, memorandum of understanding, or similar instrument, and shall share the confidential information (including, without limitation, the final memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions which, individually or when aggregated with others would constitute the Sale of the Company. In the event that Investor Counsel and Company counsel deem it appropriate, to enter into a joint defense agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, the Company and Investors shall, and shall direct their respective counsel to, execute and deliver such an agreement in form and substance reasonably acceptable to Investor Counsel and Company counsel..

3.7 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

3.8 Right to Conduct Activities. The Company hereby agrees and acknowledges that certain of the Investors and certain of their respective Affiliates are professional investment funds (collectively, the “Funds”), and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as may be conducted in the future). The Company hereby agrees that, to the extent permitted under applicable law, none of the Funds shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by any such Fund in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of any such Fund to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company. Furthermore, the Company acknowledges that the execution of this Agreement and the access to the Company’s confidential information hereunder or thereunder shall in no way be construed to prohibit or restrict an institutional Investor or its investment advisor or such investment advisor’s other investment advisory clients from maintaining, making or considering investments in public or private companies, including, without limitation, companies that may compete either directly or indirectly with the Company, or from otherwise operating in the ordinary course of business; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company; provided, further, that the Company shall not have an affirmative obligation on the basis of this Section 3.8 to indemnify or defend any Fund for any action brought by any stockholder of the Company, including any derivative action brought by a stockholder.

3.9 Tax Reporting. The Company will comply with any obligation imposed on the Company to make any filing (including any filing on Internal Revenue Service Form 5471) as a result of any interest that the Company holds in a non-U.S. Person or any activities that the Company conducts outside of the U.S. and shall include in such filing any information necessary to obviate (to the extent possible) any similar obligation to which any shareholder would otherwise be subject with respect to such interest or such activity. The Company shall promptly provide each Investor with a copy of any such filing.

3.10 FCPA. The Company represents that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company shall promptly notify each Investor if the Company becomes aware of any Enforcement Action (as defined in the Purchase Agreement). The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA.

3.11 Termination of Covenants. The covenants set forth in this Section 3 (other than Sections 3.2, 3.5, 3.6, 3.7 and 3.8) shall terminate and be of no further force and effect (a) immediately following the closing of the Company’s Initial Public Offering, (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act and (c) upon the consummation of a Deemed Liquidation Events, whichever occurs earlier; provided, that, with respect to clause (c), the covenants set forth in Section 3.1 shall only terminate if the consideration received by the Holders in such Deemed Liquidation Event is in the form of cash and/or publicly traded securities unless the Holders receive financial information from the acquiring company or other successor to the Company comparable to those set forth in Section 3.1, whichever event occurs first.

SECTION 4

RIGHT OF FIRST REFUSAL

4.1 Right of First Refusal to Significant Holders. The Company hereby grants to each Significant Holder, the right of first refusal to purchase up to its pro rata share of New Securities (as defined in Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Significant Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by such Significant Holder immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants held by said Significant Holder) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants, and excluding any shares of Common Stock issued or issuable to employees or consultants of the Company upon exercise of stock options). Each Significant Holder shall have a right of over-allotment such that if any Significant Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Significant Holders may purchase the non-purchasing Significant Holder’s portion on a pro rata basis. This right of first refusal shall be subject to the following provisions:

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(i) the Shares and the Conversion Stock;

(ii) securities or other rights issued or issuable to officers, employees, directors, consultants, or advisors to the Company (or any subsidiary) pursuant to stock grants, restricted stock purchase agreements, option plans, purchase plans, incentive programs or similar arrangements, securities or other rights to purchase Shares or Common Stock net of any stock repurchases or expired or terminated options pursuant to the terms of any option plan, restricted stock purchase agreement or similar arrangement, provided, that such issuances are approved by the Board of Directors (including at least a majority of the Investor Directors);

(iii) securities issued pursuant to the conversion or exercise of any outstanding convertible or exercisable securities as of the date of this Agreement;

(iv) securities issued or issuable as a dividend or distribution on Preferred Stock of the Company or pursuant to any event for which adjustment is made pursuant to Sections V.4(e), V.4(f) or V.4(g) of the Certificate of Incorporation;

(v) securities issued or issuable in an Initial Public Offering;

(vi) securities issued or issuable in connection with bona fide acquisitions, mergers or similar transactions, provided, that such issuances are approved by the board of directors of the Company (including at least a majority of the Investor Directors);

(vii) securities issued or issuable to banks, equipment lessors, real property lessors, financial institutions or other persons engaged in the business of making loans pursuant to a debt financing, commercial leasing or real property leasing transaction, the principal purpose of which is other than the raising of capital through the sale of equity securities of the Company, approved by the board of directors of the Company (including at least a majority of the Investor Directors);

(viii) securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the board of directors of the Company (including at least a majority of the Investor Directors);

(ix) securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the board of directors of the Company (including at least a majority of the Investor Directors);

(x) securities of the Company which are otherwise excluded by the affirmative vote or consent of the holders of at least sixty percent (60%) of the Registrable Securities; and

(xi) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (x) above.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Significant Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Significant Holder shall have twenty (20) days after any such notice is mailed or delivered to agree to purchase all or a portion of such Holder’s pro rata share of such New Securities and to indicate whether such Holder desires to exercise its over-allotment option for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached as Schedule 1, and stating therein the quantity of New Securities to be purchased.

(c) In the event the Holders fail to exercise fully the right of first refusal and over-allotment rights, if any, within said twenty (20) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Significant Holders’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Significant Holders delivered pursuant to Section 4.1(b). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders in the manner provided in this Section 4.1.

(d) In the event that the rights of a Significant Holder to purchase New Securities under this Section 4.1 are waived (or made inapplicable pursuant to Section 4.1(a)(a)(x) with respect to a particular offering of New Securities without such Significant Holder’s prior written consent (a “Waived Investor”) and any Significant Holder that participated in waiving such rights actually purchases New

Securities in such offering, then the Company shall grant, and hereby grants, each Waived Investor the right to purchase, in a subsequent closing of such issuance on substantially the same terms and conditions, the same percentage of its full pro rata share of such New Securities as the highest percentage of any such purchasing Significant Holder.

(e) The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to, the Company’s Initial Public Offering or a Deemed Liquidation Event, or when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever occurs earlier.

SECTION 5

MISCELLANEOUS

5.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding at least sixty percent (60%) of the Registrable Securities; provided, however, that Holders purchasing shares of Preferred Stock in a Subsequent Closing (as defined in the Purchase Agreement) may become parties to this Agreement, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder; and provided, further, that if any amendment, waiver, discharge or termination operates in a manner that treats any Holder different from other Holders, the consent of such Holder shall also be required for such amendment, waiver, discharge or termination. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, the holders of at least sixty percent (60%) of the Registrable Securities will have the right and power to diminish or eliminate all rights of such Holder under this Agreement. Notwithstanding anything in this Section 5.1 to the contrary, any amendment, waiver, discharge or termination hereof or any term hereof that materially and disproportionately affects the holders of any series of Preferred Stock relative to the holders of any other series of Preferred Stock shall require the prior written consent of a majority of the outstanding Shares of such disproportionately affected series of Preferred Stock.

5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger or courier service addressed:

(a) if to an Investor, to the Investor’s address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b) if to any Holder, to such address as shown in the Company’s records, or, until any such Holder so furnishes an address to the Company, then to the address of the last holder of such shares for which the Company has contact information in its records; or

(c) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at Unity Biotechnology, Inc., 3280 Bayshore Boulevard, Brisbane, CA 94005, or at such other current address as the Company shall have furnished to the Investors or Holders, with a copy (which shall not constitute notice) to Alan C. Mendelson, Mark V. Roeder and Brian J. Cuneo, Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

5.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law which would result in the application of the laws of another jurisdiction.

5.4 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that is (i) an Affiliate of a Holder; (ii) a constituent partner, former partner or affiliated fund of such Holder that is a partnership; (iii) a member or former member of such Holder that is a limited liability company; (iv) an immediate family member living in the same household, a descendant, or a trust, in the case such Holder is an individual; or (v) a transferee or assignee of not less than 1,500,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) or, if less, all of the Registrable Securities held by such Holder; provided that (a) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8, the Right of First Refusal and Co-Sale Agreement, and applicable securities laws, (b) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (c) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

5.5 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.11 Jurisdiction; Venue. Each of the parties hereto hereby submits and consents irrevocably to the exclusive jurisdiction of, and venue in, the courts in Wilmington, Delaware (or in the event of exclusive federal jurisdiction, the federal courts in Wilmington, Delaware) for the interpretation and enforcement of the provisions of this Agreement. Each of the parties hereto also agrees that the jurisdiction over the person of such parties and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 5.2 or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.

5.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.13 Termination Upon a Deemed Liquidation Event. Notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) shall terminate upon the consummation of Deemed Liquidation Event.

5.14 Conflict. In the event of any conflict between the terms of this Agreement and the Certificate of Incorporation or its bylaws, the terms of the Certificate of Incorporation or its bylaws, as the case may be, will control.

5.15 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.16 Aggregation of Stock. All securities held or acquired by Affiliates or shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

5.17 Amendment and Restatement of Prior Rights Agreement. The Prior Rights Agreement is hereby amended in its entirety and restated herein. All provisions of, rights granted and covenants made in the Prior Rights Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

5.18 Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT. If the waiver of jury trial set forth in this section is not enforceable, then any claim or cause of action arising out of or relating to this Agreement shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

5.19 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series C Preferred Stock after the date hereof pursuant to the Purchase Agreement, any purchaser of such shares of Series C Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

(signature page follows)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

UNITY BIOTECHNOLOGY, INC.
a Delaware corporation

By:	/s/ Keith R. Leonard
Keith R. Leonard Jr.
Chief Executive Officer

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS

6 Dimensions Capital, L.P.

By: 6 Dimensions Capital GP, LLC
Its: General Partner

By: /s/ Christina Chung
Name: Christina Chung
Title: Chief Financial Officer

6 Dimensions Affiliates Fund, L.P

By: 6 Dimensions Capital GP, LLC
Its: General Partner

By: /s/ Christina Chung
Name: Christina Chung
Title: Chief Financial Officer

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

Aaron VanDevender

By:	/s/ Aaron VanDevender

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS

ALTITUDE LIFE SCIENCE VENTURES FUND II, L.P.

By:	Altitude Life Science Ventures Fund II, LLC
Its:	General Partner

By:	/s/ David Maki

Name:	David Maki
Title:	Managing Member

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

ARCH Venture Fund VIII Overage, L.P.

By:	ARCH Venture Partners VIII, LLC
Its:	General Partner

By:	/s/ Robert T. Nelsen

Name:	Robert T. Nelsen
Title:	Managing Director

ARCH Venture Fund VII, L.P.

By:	ARCH Venture Partners VII, L.P.
Its:	General Partner

By:	ARCH Venture Partners VII, LLC
Its:	General Partner

By:	/s/ Robert T. Nelsen

Name:	Robert T. Nelsen
Title:	Managing Director

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

EcoR1 Capital Fund, L.P.

By:	EcoR1 Capital, LLC
Its:	General Partner

By:	/s/ Oleg Nodelman

Name:	Oleg Nodelman
Title:	Managing Director

EcoR1 Capital Fund Qualified, L.P.

By:	EcoR1 Capital, LLC
Its:	General Partner

By:	/s/ Oleg Nodelman

Name:	Oleg Nodelman
Title:	Managing Director

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS

Invus Opportunities Fund III LP

By:	Invus Opportunities GP III LLC
Its:	General Partner

By:	/s/ Sacha Lainovic

Name:	Sacha Lainovic
Title:	Managing Member

Invus Opportunities Fund III US LP

By:	Invus Opportunities GP III LLC
Its:	General Partner

By:	/s/ Sacha Lainovic

Name:	Sacha Lainovic
Title:	Managing Member

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

By:	/s/ Nathaniel David

Name:	Nathaniel David

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

PFM HEALTHCARE MASTER FUND, L.P.

By:	Partner Investment Management, L.P.
Its:	Investment Adviser

By:	/s/ Yuan DuBord

Name:	Yuan DuBord
Title:	CFO

PFM HEALTHCARE PRINCIPALS FUND, L.P.

By:	Partner Investment Management, L.P.
Its:	Investment Adviser

By:	/s/ Yuan DuBord

Name:	Yuan DuBord
Title:	CFO

PFM HEALTHCARE OPPORTUNITIES MASTER FUND, L.P.

By:	Partner Investment Management, L.P.
Its:	Investment Adviser

By:	/s/ Yuan DuBord

Name:	Yuan DuBord
Title:	CFO

PFM HEALTHCARE EMERGING GROWTH MASTER FUND, L.P.

By:	Partner Investment Management, L.P.
Its:	Investment Adviser

By:	/s/ Yuan DuBord

Name:	Yuan DuBord
Title:	CFO

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

PARTNER INVESTMENTS, L.P.

By:	Partner Investment Management, L.P.
Its:	Investment Adviser

By:	/s/ Yuan DuBord

Name:	Yuan DuBord
Title:	CFO

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

PIVOTAL ALPHA LIMITED

By:	/s/ Yuen Yui

Name:	Yuen Yui
Title:	Director

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS

Executed for and on behalf of Scottish Mortgage Investment Trust plc acting through its agent, Baillie Gifford & Co.

By:	/s/ Graham Laybourn

Name:	Graham Laybourn
Title:	Partner

Executed for and on behalf of Edinburgh Worldwide Investment Trust plc acting through its agent, Baillie Gifford & Co.

By:	/s/ Graham Laybourn

Name:	Graham Laybourn
Title:	Partner

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS

THE FOUNDERS FUND V, LP

By:	The Founders Fund V Management, LLC
Its:	General Partner

By:	/s/ Scott Nolan

Name:	Scott Nolan
Title:

THE FOUNDERS FUND V PRINCIPALS FUND, LP

By:	The Founders Fund V Management, LLC
Its:	General Partner

By:	/s/ Scott Nolan

Name:	Scott Nolan
Title:

THE FOUNDERS FUND V ENTREPRENEURS FUND, LP

By:	The Founders Fund V Management, LLC
Its:	General Partner

By:	/s/ Scott Nolan

Name:	Scott Nolan
Title:

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS

VENROCK ASSOCIATES VII, L.P.

By:	Venrock Management VII, LLC
Its:	General Partner

VENROCK PARTNERS VII, L.P.

By	Venrock Partners Management VII, LLC
Its:	General Partner

By:	/s/ David L. Stepp

Name:	David L. Stepp
Title:	Authorized Signatory

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

LONGEVITY FUND 1 LP

By:	Longevity Funds LLC, its general partner

By:	/s/ Laura Deming

Name:	Laura Deming
Title:	Managing Member

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

LONGEVITY FUND 2 LP

By:	Longevity Funds 2 LLC, its general partner

By:	/s/ Laura Deming

Name:	Laura Deming
Title:	Managing Member

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR

By:	/s/ Marisa Leonard

Name:	Marisa Leonard

and

By:	/s/ Marc Rogalski

Name:	Marc Rogalski, jointly WROS

(Signature page to the Amended and Restated Investors’ Rights Agreement)

EXHIBIT A

INVESTORS

Altitude Life Science Ventures Fund II, L.P.

Altitude Life Science Ventures

1014 Market St. Suite 200

Kirkland, WA 98033

ARCH Venture Fund VII, L.P.

c/o ARCH Venture Partners VII, L.P.

8755 West Higgins Road

Suite 1025

Chicago, IL 60631

with copies to:

ARCH Venture Partners

1700 Owens Street, Suite 535

San Francisco, CA 94158

With a mandatory copy (which shall not constitute notice) to:

Proskauer Rose LLP

One International Place

Boston, MA 02110

Attn: Ori Solomon

Phone: *****

Email: *****

ARCH Venture Fund VIII Overage, L.P.

c/o ARCH Venture Partners VIII, L.P.

8755 West Higgins Road

Suite 1025

Chicago, Illinois 60631

with copies to:

ARCH Venture Partners

1700 Owens Street, Suite 535

San Francisco, CA 94158

With a mandatory copy (which shall not constitute notice) to:

Proskauer Rose LLP

One International Place

Boston, MA 02110

Attn: Ori Solomon

Phone: *****

Email: *****

EcoR1 Capital Fund, L.P.

409 Illinois Street

San Francisco, CA 94158

Telephone: *****

*****

EcoR1 Capital Fund Qualified, L.P.

409 Illinois Street

San Francisco, CA 94158

Telephone: *****

*****

6 Dimensions Capital, L.P.

6 Dimensions Capital,

55 Cambridge Parkway, 8th Floor

Cambridge, MA 02142

6 Dimensions Affiliates Fund, L.P.

6 Dimensions Capital,

55 Cambridge Parkway, 8th Floor

Cambridge, MA 02142

Mayo Foundation for Medical Education and Research

Attn: Mayo Clinic Ventures

200 First Street SW

Rochester, MN 55905

Mayo Clinic

Attn: Mayo Clinic Treasury Services

200 First Street SW

Rochester, MN 55905

Longevity Fund 1 LP

555 Bryant St. #517

Palo Alto, CA 94301

Longevity Fund 2 LP

555 Bryant St. #517

Palo Alto, CA 94301

WuXi PharmaTech Healthcare Fund I L.P.

288 Fute Zhong Road

Waigaoqiao Free Trade Zone

Shanghai 200131 PRC

Attn: Edward Hu

Tel.: *****

Fax: *****

Nathaniel E. David

c/o Unity Biotechnology, Inc.

3280 Bayshore Boulevard

Brisbane, CA 94005

Venrock Associates VII, L.P.

3340 Hillview Avenue

Palo Alto, CA 94304

Venrock Partners VII, L.P.

3340 Hillview Avenue

Palo Alto, CA 94304

Scottish Mortgage Investment Trust PLC

c/o Baillie Gifford & Co

Calton Square, 1 Greenside Row

Edinburgh EH1 3AN, Scotland

United Kingdom

Edinburgh Worldwide Investment Trust PLC

c/o Baillie Gifford & Co

Calton Square, 1 Greenside Row

Edinburgh EH1 3AN, Scotland

United Kingdom

Fidelity Growth Company Commingled Pool

By: Fidelity Management Trust Company, as Trustee

Mag & Co.

c/o Brown Brothers Harriman & Co.

Attn: Corporate Actions /Vault

140 Broadway

New York, NY 10005

*****

Attn: Michael Lerman

15th Floor

Corporate Actions

Email: *****

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

Attn: WAVELENGTH + CO Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company

Fund

State Street Bank & Trust

PO Box 5756

Boston, Massachusetts 02206

Email: *****

Fax number: *****

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

BNY Mellon

Attn: Stacey Wolfe

525 William Penn Place Rm 0400

Pittsburgh, PA 15259

Email: *****

Fax number: *****

Explore Holdings LLC

P.O. Box 94314

Seattle, WA 98124

Attn: Paul Dauber, Manager

VCVC IV LLC

Vulcan Inc.

Attn: Associate General Counsel

505 Fifth Avenue South, Suite 900

Seattle, WA 98104

PFM Healthcare Master Fund, L.P.

[c/o Partner Fund Management, L.P.

4 Embarcadero Center, #3500

San Francisco, CA 94111]

PFM HEALTHCARE PRINCIPALS FUND, L.P.

c/o Partner Fund Management, L.P.

4 Embarcadero Center, #3500

San Francisco, CA 94111

PFM HEALTHCARE OPPORTUNITIES MASTER FUND, L.P.

c/o Partner Investment Management, L.P.

4 Embarcadero Center, #3500

San Francisco, CA 94111

PFM HEALTHCARE EMERGING GROWTH MASTER FUND, L.P.

c/o Partner Fund Management, L.P.

4 Embarcadero Center, #3500

San Francisco, CA 94111

PARTNER INVESTMENTS, L.P.

c/o Partner Investment Management, L.P.

4 Embarcadero Center, #3500

San Francisco, CA 94111

THE FOUNDERS FUND V, LP

Founders Fund, LLC

1 Letterman Dr #420

San Francisco, CA 94129

(415) 230-5948

THE FOUNDERS FUND V PRINCIPALS FUND, LP

Founders Fund, LLC

1 Letterman Dr #420

San Francisco, CA 94129

(415) 230-5948

THE FOUNDERS FUND V ENTREPRENEURS FUND, LP

Founders Fund, LLC

1 Letterman Dr #420

San Francisco, CA 94129

(415) 230-5948

Scott Nolan

Founders Fund, LLC

One Letterman Drive, Building D, 5th Floor

San Francisco, California 94129

*****

Aaron VanDevender

c/o Founders Fund, LLC

Founders Fund

1 Letterman Dr #420

San Francisco, CA 94129

(415) 230-5948

Andalucia Ventures, LLC

1488 Pathfinder Ave

Westlake Village, CA 91362

Jamie Dananberg

*****

*****

Pathfinder Investment Fund, LLC

3507 Kyoto Gardens Drive, Suite 320

Palm Beach Gardens, FL 33410

Direct Dial: 561-508-4512

Cell: *****

CamaPlan fbo Susan Lundeen Smuck IRA

512 E. Township Line Road

5 Valley Square Ste. 200

Blue Bell, PA 19422

JYKB Investments, LLC

800 Berkeley Avenue

Menlo Park, CA 94025

Denise Frances Clements

*****

*****

Lundeen Smuck Revocable Trust

*****

*****

Cycad Group, LLC

1270 Coast Village Circle, Suite 100

Santa Barbara, CA 93108

Van R.H. Sternbergh III

*****

*****

*****

Pivotal Alpha Limited

c/o 23rd Floor, Nan Fung Tower,

88 Connaught Road C., Central,

Hong Kong

COM Investments, LLC

PO Box 2908

Kirkland, WA 98083

Crawford/Gerber Living Trust dated 10/7/09

– Cynthia A Crawford Separate Property

Dianna Carlton

Holthouse Carlin & Van Trigt LLP

11444 W. Olympic Blvd., 11th floor

Los Angeles, CA 90064

Three Lakes Partners

Kenneth Bahk, PhD

Three Lakes Partners

4065 Commercial Ave

Northbrook, IL, 60062

Invus Opportunities Fund III LP

Invus Opportunities

c/o Carmen Taton or Benjamin Tsai

126 East 56th St, 20th Floor

New York, NY 10022

*****

Copy: Ben Tsai, *****

Invus Opportunities Fund III US LP

Invus Opportunities

c/o Carmen Taton or Benjamin Tsai

126 East 56th St, 20th Floor

New York, NY 10022

*****

Copy: Ben Tsai, *****

Marisa Leonard and Marc Rogalski, jointly WROS

*****

*****

SCHEDULE 1

NOTICE AND WAIVER/ELECTION OF

RIGHT OF FIRST REFUSAL

I do hereby waive or exercise, as indicated below, my rights of first refusal under the Amended and Restated Investors’ Rights Agreement dated as of [    ], 2018 (the “Agreement”):

1.	Waiver of [ ] days’ notice period in which to exercise right of first refusal: (please check only one)

( )	WAIVE in full, on behalf of all Holders, the [ ]-day notice period provided to exercise my right of first refusal granted under the Agreement.

( )	DO NOT WAIVE the notice period described above.

2.	Issuance and Sale of New Securities: (please check only one)

( )	WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the New Securities.

( )	ELECT TO PARTICIPATE in $ (please provide amount) in New Securities proposed to be issued by Unity Biotechnology, Inc., a Delaware corporation, representing LESS than my pro rata portion of the aggregate of $[ ] in New Securities being offered in the financing.

( )	ELECT TO PARTICIPATE in $ in New Securities proposed to be issued by Unity Biotechnology, Inc., a Delaware corporation, representing my FULL pro rata portion of the aggregate of $[ ] in New Securities being offered in the financing.

( )	ELECT TO PARTICIPATE in my full pro rata portion of the aggregate of $[ ] in New Securities being made available in the financing AND, to the extent available, the greater of (x) an additional $ (please provide amount) or (y) my pro rata portion of any remaining investment amount available in the event other Significant Holders do not exercise their full rights of first refusal with respect to the $[ ] in New Securities being offered in the financing.

Date: ________________

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. The company will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.